Exhibit 99.1

FOR IMMEDIATE RELEASE

August 9, 2023

Investor Contacts:

Andrew Slabin

Andrew.Slabin@wbd.com

212-548-5544

Peter Lee

Peter.Lee@wbd.com

212-548-5907

Media Contact:

Nathaniel Brown

Nathaniel.Brown@wbd.com

212-548-5959

Warner Bros. Discovery Announces the Pricing Terms of Cash Tender Offers for Any and All

4.050% Senior Notes due 2023 Issued by Warner Media, LLC

7.570% Senior Notes due 2024 Issued by Historic TW Inc.

3.800% Senior Notes due 2024 Issued by Discovery Communications, LLC

3.528% Senior Notes due 2024 Issued by WarnerMedia Holdings, Inc.

3.428% Senior Notes due 2024 Issued by WarnerMedia Holdings, Inc.

3.550% Senior Notes due 2024 Issued by Warner Media, LLC

New York, New York — Warner Bros. Discovery, Inc. (“Warner Bros. Discovery” or the “Company”) today announced the pricing terms of the previously announced cash tender offers (each, a “Tender Offer” and together, the “Tender Offers”) by its wholly-owned subsidiaries, Warner Media, LLC, Historic TW Inc., Discovery Communications, LLC and WarnerMedia Holdings, Inc. (each an “Issuer” and together, the “Issuers”) to purchase any and all of the respective Issuer’s outstanding notes described in the table below (together, the “Notes”). The consideration offered for each series of Notes per $1,000 principal amount of such Notes validly tendered and accepted for purchase pursuant to the applicable Tender Offer is set forth in the table below. Capitalized terms used but not defined in this press release have the meanings given to them in the Offer to Purchase (as defined below).

Issuer/ Offeror	Title of Security	Aggregate Principal Amount Outstanding	CUSIP	Reference U.S Treasury Security	Bloomberg Reference Page/ Screen	Fixed Spread (basis points)	Consideration(1)
Warner Media, LLC	4.050% Senior Notes due 2023	$67,262,000	887317AR6	0.125% UST due December 15, 2023	FIT3	+25	$994.64

Historic TW Inc.	7.570% Senior Notes due 2024	$32,782,000	887315BH1	2.500% UST due January 31, 2024	FIT3	+30	$1,008.13

Discovery Communications, LLC	3.800% Senior Notes due 2024	$383,192,000	25470DAM1	0.250% UST due March 15, 2024	FIT3	+30	$989.01

WarnerMedia Holdings, Inc.	3.528% Senior Notes due 2024	$499,290,000	U56632AK6 55903VAV5	0.250% UST due March 15, 2024	FIT3	+30	$987.36

WarnerMedia Holdings, Inc.	3.428% Senior Notes due 2024	$1,649,358,000	55903VAC7 U55632AB6 55903VAW3	0.250% UST due March 15, 2024	FIT3	+30	$986.80

Warner Media, LLC	3.550% Senior Notes due 2024	$54,014,000	887317AV7	2.500% UST due May 31, 2024	FIT3	+35	$982.80

(1)

Per $1,000 principal amount of Notes validly tendered and not validly withdrawn before the Expiration Time (as defined below) and accepted for purchase. In addition to the applicable consideration, all holders whose Notes are accepted for purchase will also receive accrued and unpaid interest on such Notes, if any, up to, but excluding, the Settlement Date (as defined below).

The consideration offered per $1,000 principal amount of each series of Notes validly tendered and accepted for purchase pursuant to the applicable Tender Offer was calculated by reference to the relevant Fixed Spread and the relevant Reference U.S. Treasury Security set forth in the table above, in the manner described in the Offer to Purchase.

Each Tender Offer will expire at 5:00 p.m., New York City time, on August 9, 2023, unless extended or earlier terminated (the “Expiration Time”). Holders who have validly tendered their Notes may withdraw such Notes at any time at or prior to the Expiration Time. The Guaranteed Delivery Date is expected to be August 11, 2023. Each Issuer expects to pay the applicable consideration for Notes validly tendered, and not validly withdrawn at or prior to the Expiration Time, on August 14, 2023 (the “Settlement Date”). Each Tender Offer is conditioned upon satisfaction of certain conditions, but none of the Tender Offers is conditioned upon completion of any of the other Tender Offers.

The complete terms and conditions of the Tender Offers are set forth in the Offer to Purchase, dated August 3, 2023 (the “Offer to Purchase”), and in the related notice of guaranteed delivery (the “Notice of Guaranteed Delivery” and, together with the Offer to Purchase, the “Tender Offer Documents”), along with any amendments and supplements thereto, which holders are urged to read carefully before making any decision with respect to the Tender Offers. The Issuers have retained BofA Securities, Inc., Citigroup Global Markets Inc. and RBC Capital Markets, LLC to act as the Dealer Managers in connection with the Tender Offers. Copies of the Tender Offer Documents may be obtained from D.F. King & Co., Inc., the Tender and Information Agent for the Tender Offers, by phone at +1 (212) 269-5550 (banks and brokers) or +1 (877) 283-0322 (all others), by email at WBD@dfking.com or online at www.dfking.com/WBD. Questions regarding the Tender Offers may also be directed to the Dealer Managers as set forth below:

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BofA Securities, Inc.

620 South Tryon Street, 20th Floor

Charlotte,North Carolina 28255

Attention: Liability Management

Collect: +1 (980) 387-3907

Toll-Free: +1 (888) 292-0070

Email: debt_advisory@bofa.com

Citigroup Global Markets Inc. 388 Greenwich Street, Trading 4th Floor New York, New York 10013 Attention: Liability Management Group Collect: +1 (212) 723-6106 Toll-Free: +1 (800) 558-3745

RBC Capital Markets, LLC

Brookfield Place

200 Vesey Street, 8th Floor

New York, New York 10281

Attention: Liability Management

Toll Free: +1 877 381 2099

Collect +1 212 618 7843

Email: liability.management@rbccm.com

This news release must be read in conjunction with the Offer to Purchase. This news release and the Offer to Purchase contain important information which should be read carefully before any decision is made with respect to the Tender Offers. If you are in any doubt as to the contents of this news release or the Offer to Purchase or the action you should take, you are recommended to seek your own financial, legal and tax advice, including as to any tax consequences, immediately from your broker, bank manager, solicitor, accountant or other independent financial or legal adviser. Any individual or company whose Notes are held on its behalf by a broker, dealer, bank, commercial bank, trust company or other nominee or intermediary must contact such entity if it wishes to participate in the applicable Tender Offer. None of the Issuers, the Tender and Information Agent or any of the Dealer Managers, nor any of their respective affiliates, is acting for any holder of Notes, or will be responsible to any holder of Notes for providing any protections which would be afforded to its clients or for providing advice in relation to any of the Tender Offers, and accordingly none of the Tender and Information Agent or any of the Dealer Managers, nor any of their respective affiliates, assumes any responsibility for the accuracy of any information concerning any of the Issuers, the Company or the Notes or any failure by any of the Issuers to disclose information with regard to the Issuer, the Company or the Notes which is material in the context of the applicable Tender Offer and which is not otherwise publicly available.

The Company reserves the right from time to time to purchase any of the Notes that remain outstanding after the Expiration Time through open market purchases, privately negotiated transactions, tender offers or otherwise (each of which to be upon such terms and at such prices as the Company may determine, which may be more or less than the price to be paid pursuant to the applicable Tender Offer). The Company may also redeem any of the Notes that remain outstanding after the Expiration Time pursuant to the terms of the applicable indenture governing such Notes. In addition, the Company may from time to time seek to prepay, retire or purchase its other outstanding indebtedness through prepayments, redemptions, open market purchases, privately negotiated transactions, tender offers or otherwise. Any such repurchases or exchanges will be dependent upon several factors, including the Company’s liquidity requirements, contractual restrictions, general market conditions, as well as applicable regulatory, legal and accounting factors. Whether or not the Company repurchases or exchanges any debt and the size and timing of any such repurchases or exchanges will be determined at its discretion.

This news release is neither an offer to purchase nor a solicitation of an offer to sell any securities. The Tender Offers are being made only by, and pursuant to the terms of, the Tender Offer Documents. The Tender Offers are not being made in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. In any jurisdiction where the laws require the Tender Offer to be made by a licensed broker or dealer, the Tender Offer will be made by any of the Dealer Managers on behalf of the Issuer. None of the Issuers, the Tender and Information Agent or any of the Dealer Managers, nor any of their respective affiliates, makes any recommendation as to whether holders should tender or refrain from tendering all or any portion of their Notes in response to the Tender Offers.

About Warner Bros. Discovery:

Warner Bros. Discovery (Nasdaq: WBD) is a leading global media and entertainment company that creates and distributes the world’s most differentiated and complete portfolio of content and brands across television, film and streaming. Available in more than 220 countries and territories and 50 languages, Warner Bros. Discovery inspires, informs and entertains audiences worldwide through its iconic brands and products including: Discovery Channel, Max, discovery+, CNN, DC, Eurosport, HBO, HBO Max, HGTV, Food Network, OWN, Investigation Discovery, TLC, Magnolia Network, TNT, TBS, truTV, Travel Channel, MotorTrend, Animal Planet, Science Channel, Warner Bros. Pictures, Warner Bros. Television, Warner Bros. Games, New Line Cinema, Cartoon Network, Adult Swim, Turner Classic Movies, Discovery en Español, Hogar de HGTV and others. For more information, please visit www.wbd.com.

This press release contains certain “forward-looking statements.” These forward-looking statements are based on current expectations, forecasts and assumptions that involve risks and uncertainties and on information available to the Company as of the date hereof. The Company’s actual results could differ materially from those stated or implied, due to risks and uncertainties associated with its business, which include the risks related to the acceptance of any tendered Notes, the expiration and settlement of the Tender Offers, the satisfaction of conditions to the Tender Offers, whether the Tender Offers will be consummated in accordance with the terms set forth in the Tender Offer Documents or at all and the timing of any of the foregoing, as well as the risk factors disclosed in the Company’s Annual Report on Form 10-K filed with the SEC on February 24, 2023. Forward-looking statements in this release include, without limitation, statements regarding the Company’s expectations, beliefs, intentions or strategies regarding the future, and can be identified by forward-looking words such as “anticipate,” “believe,” “could,” “continue,” “estimate,” “expect,” “intend,” “may,” “should,” “will” and “would” or similar words. The Company expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

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Source: Warner Bros. Discovery, Inc.

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